Exhibit 99.2

Forward Looking Statements

Statements in this presentation that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements included, but are not limited to, statements under the captions “Strategic Direction” and “Outlook for 2003”, and statements regarding strategic growth rates, the strength of the company’s business and the quality of the company’s loan portfolio.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  These factors include, among others, changes in the interest rate environment which may reduce interest margins and adversely impact net interest income, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities, competitive pressures from other financial institutions, the effects of national and local economic conditions, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the  other risks and uncertainties detailed Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Adjusted Earnings Growth

	1998	1999	2000	2001	2002	Q2 ‘03 YTD
GAAP	0.53	0.73	0.85	0.5	1.02	0.31
Core	0	0	0	0.42	0	0.13
EPS	0	0	0	0	0
EPS

All periods presented reflect adjustments for pooling acquisitions.

Assets Under Management

($ in millions)

	1998	1999	2000	2001	2002	Q2 ‘03
Equity	$2,652	$3,497	$4,483	$4,594	$4,167	$5,718
Fixed Income	$659	$702	$1,166	$1,144	$1,480	$1,703
Cash	$272	$271	$998	$665	$661	$775
Trust Property	$68	$73	$112	$126	$133	$148

AUM: Market Action

($ in billions)

	1999	2000	2001	2002	2003 YTD
Market	529	63	-787	-1123	764

Q1-2003 market - $152 million decline, Q2-2003 market $916 million increase.

AUM: Organic Growth- Net New Sales

(In Millions)

	1999	2000	2001	2002	2003 YTD
Net New Sales	279	1003	603	923	909

Net Interest Income

($ Thousands)

Q1 ‘01	13,577,361
Q2 ‘01	13,794,958
Q3 ‘01	14,399,771
Q4 ‘01	14,366,583
Q1 ‘02	15,668,616
Q2 ‘02	16,340,186
Q3 ‘02	16,832,418
Q4 ‘02	17,024,135
Q1 ‘03	16,722,187
Q2 ‘03	17,666,395
Q3 ‘03
Q4 ‘03

Prime rate declined 550 bps from 9.5% to 4.0% since Jan 2001.

Net interest margin declined 57 bps from 4.27% for Q1 ‘01, to 3.70%.

Net Interest Margin Trend

	Q2 ‘01	Q3 ‘01	Q4 ‘01	Q1 ‘02	Q2 ‘02	Q3 ‘02	Q4 ‘02	Q1 ‘03	Q2 ‘03
Yield on Assets	0.072	0.068	0.0623	0.0612	0.0602	0.0573	0.0551	0.0518	0.0505
Cost of Funds	0.0374	0.034	0.027	0.0222	0.0213	0.0205	0.0188	0.0173	0.0166
Net Interest Margin	0.0417	0.0404	0.0405	0.0431	0.043	0.0406	0.04	0.0377	0.037

Deposit Growth

($ in millions)

	1998	1999	2000	2001	2002	Q2 ‘03
BPFH	594	706	1,002	1,145	1,400	1570

Loan Growth

($ in thousands)

	1998	1999	2000	2001	2002	Q2 ‘03
Commercial	298.976	386.073	461.58	538.144	676.189	764.225
Residential	220.616	297.862	417.352	559.273	625.537	652.436
	$520	$684	$879	$1,105	1,302	1,417

Commercial up 28% over Q2 ‘02
Residential up 2% over Q2 ‘02

Loan Portfolio Quality

NPL/Total Loans

	Q2 ‘02	Q3 2002	Q4 2002	Q1 2003	Q2 ‘03
BPFH	0.08%	0.09%	0.08%	0.13%	0.07%
US Banks	0.48%	0.52%	0.51%	0.55%	0.55%

Reserves/Total Loans

	Q2 ‘02	Q3-02	Q4-02	Q1-03	Q2 ‘03
BPFH	1.27%	1.30%	1.31%	1.29%	1.31%
US Banks	1.34%	1.35%	1.36%	1.36%	1.36%

Reserves/NPL

	Q2 ‘02	Q3-02	Q4-02	Q1-03	Q2 ‘03
BPFH	1817%	1405%	1613%	982%	1804%
US Banks	164.11%	153.42%	157.42%	157.52%	157.52%

Financial Planning Fees and Other Income

(Thousands)

	1997	1998	1999	2000	2001	2002	2003 YTD
Recurring Fees	3,816	4,855	5,370	6,215	8,678	9,594	5462
Gains	105	1,253	3,293	-233	4,478	4,188	3253

Q1 2003 = $4.6 million, Q2 2003 = $4.1 million

Q2 2003 Expenses vs. Q2 2002

•                                          Total Operating Expenses $ 22.5* Million Up $3.4 Million, or 18%

Supported by organic growth in:

•	Deposits	Up $243 Million, or 18%

•	Commercial Loan balances	Up $169 Million, or 28%

•	Assets Under Management	Up $382 Million, or 24%

•	Financial Planning Fees	Up $0.2 Million, or 12%

•              *Operating expenses reduced $126,000 for extinguishment of REIT, and lease reserves.

•              Taxes increased by $1.5 million related to the REIT, and lease accrual.

Compensation and Benefits

$15.0 million, represents 66% of operating expenses.

•                  increased $2.2 million, or 17%.

•                  64% of total operating expense increase.

•                  Base salaries and benefits of $9.8 million = 65% of total compensation

•                  Increased $1.0 million, or 11% due to:

•                  additional staff = 60%, and merit increases = 40%.

•                  Variable Compensation of $5.2 million = 35% of total compensation, and 23% of total operating expenses.

•                  increased $1.2 million, or 29%.

•                  sales commissions = 42%, and bonus pool increases = 58%.

Premises, Professional Services, and Administrative

Total $7.5* million, up $1.2 million, or 20%.

•                  Premises, Equipment and Technology  - $3.3* million, increased $0.4 million, or 15%.

•                  Professional Services -$1.1 million, increased $0.2 million, or 23%.

•                  Administrative & Other expenses - $1.7* million, increased $0.4 million, or 36%.

*Operating Expenses reduced  $126,000 for extinguishment of REIT, and lease reserves.